EXHIBIT (99).1

Cognigen Networks, Inc.	NEWS RELEASE
6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043	For Immediate Release at 10:00 AM PDT
Tuesday, September 8, 2005

www.cognigen.com

Cognigen Networks Refiles FY 2004 Filings with SEC

Mountlake Terrace, Washington, September 8, 2005/PRNewswire-First Call. At the request of the Securities and Exchange Commission, Cognigen Networks, Inc. (OTC Bulletin Board: CGNW – news) has refilled its Form 10-KSB for the fiscal year ended June 30, 2004 and Forms 10-QSB for the first three quarters of fiscal 2005 to make the language in Items 8 and 3 – Controls and Procedures, and in Exhibits 31.1 and 31.2 – Officer Certifications, exactly in compliance with the language specified by the Securities and Exchange Commission. No other changes in the financial statements were reflected in these amended filings. The full text amended filings may be accessed through Edgar Online and other similar sources.

About Cognigen

Cognigen Networks, Inc., based in metropolitan Seattle, Washington, offers a wide range of telecommunication services and related technology products via its Web site, http://www.cognigen.com. Cognigen’s robust marketing engine harnesses distribution channels featuring a prominent Internet presence, a network of independent agents and several affiliate groups, each having their own customized Web site. Cognigen’s agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary software utilizing the Internet.

Over the past six years as a public company, approximately 820,000 customers worldwide have purchased telecommunication and personal technology services and products from Cognigen’s websites. Each of the approximately 134,000 persons, who currently are registered as Cognigen agents, has a website that is replicated from the main www.ld.net site. This extraordinary Internet presence contains millions of pages that have gained for Cognigen’s principal website the number one ranking among long distance telecommunication marketing websites based on the number of unique visits and pages viewed by Ranking.com. In point of fact, Cognigen and its agents account for 11 of the top 27 long distance telecommunication websites rated by Ranking.com.”

The Company sells its own proprietary services under the Cogni label as a certificated reseller and carrier, and resells the services of industry leaders such as 2Speak, AccuLinq, Inphonic Cellular, ShopForT1, Convergia, IBN Tel, MCI Neighborhood, Pioneer Telephone, OPEX, PowerNet Global, Speakeasy, UniTel and Trinsic / Z-Tel. Cognigen is authorized to operate as an interstate and international carrier under Section 214 of the rules of the Federal Communications Commission and is regulated by some state public utility commissions as a reseller of interstate and intrastate long distance telecommunications services. Since August of 1999, Cognigen has sold, on behalf of its vendors and for its own account, services and products to approximately 820,000 customers worldwide.

The information herein contains forward-looking statements, including, without limitation, statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s business, financial condition and results of operations, including without limitation, the Company’s possible inability to become certified as a reseller in all jurisdictions in which it applies, the possibility that the Company’s proprietary customer base will not grow as the Company expects, the Company’s inability to obtain additional financing, the Company’s possible lack of producing agent growth, the Company’s possible lack of revenue growth, the Company’s possible inability to add new products and services that generate increased sales, the Company’s possible lack of cash flows, the Company’s possible loss of key personnel, the possibility of telecommunications rate changes and technological changes and the possibility of increased competition. Many of these risks are beyond the Company’s control. The Company is not entitled to rely on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or Section 2lE of the Securities Exchange Act of 1934, as amended, when making forward-looking statements.

Source:	Cognigen Networks, Inc.
	Contact:	Gary L. Cook, CFO
Meridian Center – 9800 Mt. Pyramid Court, Ste. 400
Englewood, CO 80112
720-895-1912 voice
720-895-1917 fax
gary@ld.net